Exhibit 77(q)

                                    Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series N, effective September 16, 2006 - filed herein

(a)(2) Amendment effective September 22, 2006 to the Declaration of Trust with respect to the dissolution of ING GET Fund - Series N - filed herein.

(a)(3) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series P, effective December 16, 2006 - filed herein.

(a)(4) Amendment effective December 27, 2006, to the Declaration of Trust with respect to the dissolution of GET Fund - Series P - filed herein

(a)(5) Second Amended and Restated Bylaws dated March 30, 2006 - filed herein.